Exhibit 2.2

BY-LAW NO. 1

OF

RYSE INC.

(the "Corporation")

General By-Law

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions.

(1)	In any by-law of the Corporation, unless there is something in the subject matter or context inconsistent therewith,

(a)	“Act” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as amended or re-enacted from time to time;

(b)	“Articles” means the letters patent, supplementary letters patent, original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of dissolution and articles of revival and includes any amendments thereto;

(c)	“Board” means the board of directors of the Corporation;

(d)	“By-law” means a by-law of the Corporation;

(e)	“Chairperson of the Board”, “President”, “Managing Director”, “Vice-President”, “Secretary”, “Treasurer”, “General Manager”, “Assistant Secretary”, “Assistant Treasurer” or any other officer means such officer of the Corporation;

(f)	“Director” means a director of the Corporation;

(g)	“Employee” means an employee of the Corporation;

(h)	“Executive Committee” means a committee of directors appointed by the directors;

(i)	“Officer” means an officer of the Corporation;

(j)	“Person” includes an individual, partnership, association, body corporate, corporate syndicate, trustee, executor or executrix, administrator or administratrix and legal or personal representative;

(k)	“Resident Canadian” means an individual who is

i.	a Canadian citizen ordinarily resident in Canada;

ii.	a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons; or

iii.	a permanent resident within the meaning of subsection 2(1) of the Immigration and Refugee Protection Act and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he or she first became eligible to apply for Canadian citizenship;

(l)	“Shareholder” means a shareholder of the Corporation; and

(m)	“Unanimous Shareholder Agreement” shall have the meaning as ascribed to such term under the Act.

Subject to the foregoing, the expressions herein contained shall have the same meaning as corresponding expressions in the Act.

1.2.	Interpretation. In each By-law and in each special resolution of the Corporation, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine. Wherever reference is made in this or any other By-law or in any special resolution of the Corporation to any statute or section thereof, such reference shall be deemed to extend and refer to any amendment to or re-enactment of such statute or section, as the case may be.

1.3.	Headings. The headings in each By-law are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions of such by-law.

1.4.	Precedence. Where a contradiction exists between the Act, the Articles, a Unanimous Shareholder Agreement or the By-laws, the Unanimous Shareholder Agreement prevails over the Articles, the Articles prevail over the By-laws and the By-laws prevail over the Act.

1.5.	Effect of Unanimous Shareholder Agreement. The By-laws of the Corporation are subject to any Unanimous Shareholder Agreement that may have been entered into by all shareholders of the Corporation.

2.	GENERAL

2.1.	Powers of the Board. The business and affairs of the Corporation shall be managed or supervised by the Board.

2.2.	Number of Directors. The Board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided for in the Articles.

2.3.	Financial Year. The financial year of the Corporation is fixed at December 31st of each year.

2.4.	Execution of Documents.

(1)	Instruments in writing requiring execution by the Corporation may be signed on behalf of the Corporation by:

(a)	the President;

(b)	the Secretary; or

(c)	any Director,

holding at minimum 50.1% of the issued and outstanding voting shares, as properly approved by the Corporation pursuant to the approval requirements as set out in the shareholders’ agreement of the Corporation as established or amended from time to time, and all instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.

The Board may from time to time, by resolution, appoint any Officer or Officers or any other person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing.

(2)	The term “instruments in writing” as used herein shall include, but is not limited to, deeds, contracts, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, conveyances, transfers and assignments of shares, instruments of proxy, powers of attorney, stocks, bonds, debentures or other securities or any paper writings.

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2.5.	Declaration and Payment of Dividends.

(1)	Subject to the provisions of the Act and the Articles, the Board may from time to time, by resolution, declare and the Corporation may then pay dividends on the issued shares of the Corporation in money or property or by issuing fully paid shares of the Corporation.

(2)	In case several persons are registered as joint holders of any shares of the Corporation, the cheque for any dividend payable to such joint holders shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing.

(3)	In case several persons are registered as the joint holders of any shares of the Corporation, any one of such persons may, in respect of such shares, give effectual receipts for all dividends and payments on account of dividends and/or redemption payments.

2.6.	Divisions. The Board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including, without limitation, types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case. From time to time the Board or any person authorized by the Board may authorize, upon such basis as may be considered appropriate in each case:

(a)	the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions or sub-units;

(b)	the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; and

(c)	the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer’s rights under any employment contract or in law, provided that any such officer shall not, as such, be an Officer of the Corporation.

3.	COMMITTEES

3.1.	Appointment. The Board may appoint from among their number one or more committees and may by resolution delegate to any such committee any powers of the Board, subject to such restrictions as may be imposed from time to time by resolution of the Board and subject to the limits on authority contained in the Act.

3.2.	Provisions Applicable. The following provisions shall apply to any committee appointed by the Board:

(a)	unless otherwise provided by resolution of the Directors, each member of the committee shall continue to be a member thereof until the expiration of his or her term of office as a director;

(b)	the Board may from time to time by resolution specify which member of the committee shall be the chairperson thereof and, subject to the provisions of clause 3.1 of this By-law, may by resolution modify, dissolve or reconstitute the committee and make such regulations with respect to and impose such restrictions upon the exercise of the powers of the committee as the Directors think expedient;

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(c)	the meetings and proceedings of the committee shall be governed by the provisions of the By-laws of the Corporation for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not superseded by any regulations or restrictions made or imposed by the Board pursuant to the foregoing provisions hereof;

(d)	the members of the committee as such shall be entitled to such remuneration for their services as members of the committee as may be fixed by resolution of the Board, who are hereby authorized to fix such remuneration;

(e)	unless otherwise provided by resolution of the Board, the Secretary of the Corporation shall be the secretary of the committee;

(f)	subject to the provisions of clause 3.1 hereof, the Board shall fill vacancies in the committee by appointment from among their number; and

(g)	unless otherwise provided by resolution of the Board, meetings of the committee may be convened by the direction of any member thereof.

4.	MEETINGS OF THE BOARD

4.1.	Place of Meetings. Meetings of the Board and of any committee of the Board may be held at any place within or outside Canada.

4.2.	Calling of Meetings. A meeting of the Board may be called at any time by the Chairperson of the Board, the President, a Vice-President (if he or she is a Director) or any two of the Directors. The Secretary shall cause notice of a meeting of the Board to be given when so directed by such person or persons.

4.3.	Notice of Meetings.

(1)	Notice of any meeting of the Board shall be given in accordance with the terms of clause

12.1 hereof to each Director not less than fourteen (14) days before the meeting is to take place.

(2)	Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting are announced at any properly constituted meeting.

(3)	A meeting of the Board may be held at any time without formal notice if all the Directors, in any manner, waive notice or signify their consent to the meeting being held without formal notice. Notice of any meeting or any irregularity in any meeting or in the notice thereof may be waived by any Director either before or after such meeting. Attendance of a Director at a meeting of the Board is a waiver of notice of the meeting except where the Director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(4)	The notice of a meeting of the Board shall specify the time and place at which such meeting will be held and any of the following matters that are to be dealt with at the meeting (the “Meeting Matters”):

(a)	the submission to the Shareholders of any question or matter requiring the approval of the Shareholders;

(b)	the filling of a vacancy among the Board or in the office of auditor of the Corporation or appointing additional Directors;

(c)	the issue of securities of the Corporation;

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(d)	the declaration of a dividend or dividends on shares of the Corporation;

(e)	the purchase, redemption or other acquisition of shares of the Corporation;

(f)	the payment of a commission for purchase of shares of the Corporation;

(g)	the approval of a management proxy circular;

(h)	the approval of a take-over bid circular or circular of the Board;

(i)	the approval of the annual financial statements of the Corporation;

(j)	the adoption, amendment or repeal of any By-law or By-laws; or

(k)	or any matter which requires, at minimum, a majority approval of the Shareholders or Directors, as required in the Act or set out in any agreement of the shareholders, as amended from time to time.

4.4.	Regular Meetings. The Board may by resolution fix a day or days in any month or months for the holding of regular meetings at a time and place specified in such resolution. A copy of any resolution of the Board specifying the time and place for the holding of regular meetings of the Board shall be sent to each Director at least five (5) days (exclusive of Saturdays, Sundays, holidays and the day on which the copy of the resolution is sent but inclusive of the day of the first of such regular meetings) before the first of such regular meetings and no notice shall be required for any of such regular meetings.

4.5.	First Meeting of New Board. No notice need be given to the newly elected or appointed Director or Directors for the first meeting of the Board to be held immediately following the election of Directors at an annual or other meeting of the Shareholders or for a meeting of the Board at which a Director is appointed to fill a vacancy in the Board.

4.6.	Participation. Where all the Directors have consented thereto, any Director may participate in a meeting of the Board or any committee of the Board by means of telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other and a Director participating in such a meeting by such means shall be deemed to be present at that meeting for purposes of the Act and this By-law.

4.7.	Chairperson of Meetings. Subject to the provisions of any resolution of the Directors specifying the duties of the Chairperson of the Board hereof, the President (if he or she is present) or in his or her absence, a Vice-President in order of seniority of appointment (if he or she is a Director and if he or she is present), shall preside as chairperson at all meetings of the board. In the absence of the President and a Vice-President who is a Director, the Directors present shall choose a person from their number to be the chairperson of the meeting.

4.8.	Quorum. Subject to the Articles and the qualification that at least 25% or, if the Corporation has fewer than four Directors at least one, of the Directors present be Resident Canadians, a majority of the number of Directors or minimum number of Directors required by the Articles constitutes a quorum at any meeting of Directors.

4.9.	Voting. All questions arising at any meeting of the Board shall be decided by a majority of votes, but in case of an equality of votes, the chairperson of the meeting (if he or she is a Director) shall not have, in addition to his or her original vote, a second or casting vote.

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5.	STANDARD OF CARE OF DIRECTORS AND OFFICERS

5.1.	Liability for Acts of Others. Subject to the provisions of the Act, no Director or Officer shall be liable for the acts, receipts, neglects or defaults of any other Director or Officer or employee or for joining in any receipts or acts for conformity or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any moneys, securities or effects of the Corporation shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto.

5.2.	Disclosure of Interests in Contracts. Every Director or Officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or officer of or has a material interest in any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of Directors the nature and extent of his interest at the time and in the manner required by the Act. Any such contract or proposed contract shall be referred to the Board or Shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or the Shareholders, and a director interested in a contract so referred to the Board shall not vote on any resolution to approve the same except as provided by the Act.

6.	FOR THE PROTECTION OF DIRECTORS AND OFFICERS

6.1.	Remuneration of the Board. The Board may fix the remuneration of the Directors from time to time.

6.2.	Indemnity of Directors and Officers. Subject to the provisions of the Act, the Corporation shall indemnify a Director or Officer of the Corporation, a former Director or Officer of the Corporation, or another individual who acts or acted at the Corporation’s request as a Director or Officer, or an individual acting in a similar capacity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative, investigative or other proceeding administrative, investigative or other proceeding (the “Indemnified Proceeding”) in which the individual is involved because of that association with the Corporation, or other entity, if:

(a)	the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as Director or Officer or in a similar capacity at the Corporation's request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

6.3.	Advance of Costs. The Corporation may advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to in the Indemnified Proceeding. The individual shall repay the moneys if the individual does not fulfil the conditions of the Indemnified Proceeding.

6.4.	Directors’ Expenses. The directors shall be reimbursed for their out-of-pocket expenses incurred in attending Board, committee or Shareholders’ meetings or otherwise in respect of the performance by them of their duties.

6.5.	Responsibility for Contracts. The Directors for the time being shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

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6.6.	Submission of Contracts or Transactions to Shareholders for Approval. The Board in its discretion may submit any contract, act or transaction for approval or ratification at any annual or general meeting of the Shareholders called for the purpose, among other matters, of considering such contract, act or transaction and any contract, act or transaction so submitted that is approved by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act, by the Articles or by any other By-law) shall be as valid and as binding upon the Corporation and upon all the Shareholders as though it had been approved or ratified by every Shareholder.

7.	OFFICERS

7.1.	Officers. The Board shall, annually or as often as may be required, by resolution appoint a President or a Chairperson of the Board, and a Secretary. In addition, the Board may from time to time by resolution appoint such other Officers as the Board determines to be necessary or advisable in the interests of the Corporation, which officers shall have such authority and shall perform such duties as are hereinafter specified or as may from time to time be prescribed by resolution of the Board. None of the said Officers need be a member of the Board. Any two of the aforesaid offices may be held by the same person except those of President and Vice-President.

7.2.	Appointment of President or Chairperson of the Board and Secretary. The Board, at the first meeting of the Board after each annual meeting of Shareholders, shall appoint a President or a Chairperson of the Board, and a Secretary. In default of any such appointment the then incumbent shall hold office until his or her successor is appointed.

7.3.	Removal of Officers. All Officers shall be subject to removal by resolution of the Board at any time.

7.4.	Delegation of Duties of Officers. In case of the absence or inability to act of the Chairperson of the Board, the President, a Vice-President or any other Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers of such Officer to any other person for the time being.

7.5.	Chairperson of the Board. If the provisions of a resolution of the Board so specify, the Chairperson of the Board shall, if present, preside at all meetings of the Board and Shareholders. He or she shall sign all instruments that require his or her signature and shall perform all duties incident to his or her office, and shall have such other powers and the Board may from time to time assign to him or her.

7.6.	President. Subject to the provisions of any resolution of the Board specifying the duties of the Chairperson of the Board, the President shall, if present, preside at all meetings of Directors and Shareholders. He or she shall sign all instruments that require his or her signature and shall perform all duties incident to his or her office, and shall have such other powers and the Board may from time to time assign to him or her.

7.7.	Managing Director. The Directors may appoint from their number a Managing Director who is a Resident Canadian and may delegate to such Managing Director any of the powers of the Board (except power to do anything referred to in clause 4.3(4) hereof).

7.8.	General Manager. The General Manager shall have such powers to manage the business of the Corporation (except power to do anything referred to in clause 4.3(4) hereof) as may from time to time be prescribed by resolution of the Board.

7.9.	Vice-President. During the President’s absence or inability or refusal to act, the President’s duties may be performed and his or her powers may be exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority or designation (as determined by the Board), except that no Vice-President shall preside at a meeting of the Board unless he or she is a Director. A Vice-President shall also perform such duties and exercise such powers as may from time to time be prescribed by resolution of the Board.

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7.10.	Secretary. The Secretary shall give, or cause to be given, all notices required to be given to Shareholders, Directors, auditors and members of committees. He or she shall enter or cause to be entered in the books kept for that purpose minutes of all proceedings at the meetings of Directors and of Shareholders. He or she shall be the custodian of all books, papers, records, documents and other instruments belonging to the Corporation. He or she shall perform such other duties as may from time to time be prescribed by resolution of the Board.

7.11.	Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such depositary or depositaries as the Board may by resolution direct. He or she shall at all reasonable times exhibit his or her books and accounts to any Director upon application at the office of the Corporation during business hours. He or she shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to his or her office or that are properly required of him or her by resolution of the board. He or she may be required to give such bond for the faithful performance of his or her duties as the Board in its discretion may require but no Director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

7.12.	Assistant Secretary and Assistant Treasurer.

(1)	During the Secretary’s absence or inability or refusal to act, the Assistant Secretary (if any) shall perform all the duties of the Secretary. The Assistant Secretary shall also have such other powers and duties as may from time to time be assigned to him or her by resolution of the Board.

(2)	During the Treasurer’s absence or inability or refusal to act, the Assistant Treasurer (if any) shall perform all the duties of the Treasurer. The Assistant Treasurer shall also have such other powers and duties as may from time to time be assigned to him or her by resolution of the Board.

7.13.	Delegation of Board Powers. The Board may from time to time by resolution delegate to any Officer or Officers power to manage the business of the Corporation except power to do anything referred to in the provision relating to Meeting Matters (above).

7.14.	Vacancies. If any office of the Corporation shall for any reason be or become vacant, the Directors by resolution may appoint a person to fill such vacancy.

7.15.	Variation of Duties. Notwithstanding the foregoing, from time to time the Board may by resolution vary, add to or limit the powers and duties of an office or of an Officer occupying the office.

7.16.	Chief Executive Officer.

(1)	The Board may by resolution designate any one of the Officers as the chief executive officer of the Corporation and may from time to time by resolution rescind any such designation and designate another Officer as the chief executive officer of the Corporation. If the Board shall fail to designate one of the Officers as the chief executive officer of the Corporation or if any time or from time to time the Board shall rescind any such designation without designating another Officer as the chief executive officer of the Corporation, the President shall be deemed to have been designated the chief executive officer of the Corporation until the Board designates another Officer as the chief executive Officer of the Corporation.

(2)	The Officer designated or deemed to have been designated as the chief executive officer of the Corporation pursuant to subsection (1) of this clause shall exercise general supervision over the affairs of the Corporation.

8.	MEETINGS OF SHAREHOLDERS

8.1.	Calling of Meetings. A meeting of Shareholders may be called at any time by resolution of the Board or by the Chairperson of the Board or the President and the Secretary shall cause notice of a meeting of Shareholders to be given when directed to do so by resolution of the Board or by the Chairperson of the Board or the President.

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8.2.	Giving of Notice. A printed, written or typewritten notice of each meeting of shareholders shall be given in accordance with clause 12.1 hereof to the Chairperson of the Board, the President, the Secretary, each Director and the auditor of the Corporation and to each Shareholder entitled to vote at such meeting not less than 21 days (exclusive of the day on which the notice is given and of the day of such meeting) nor more than 60 days (inclusive of the day on which the notice is given and of the day of such meeting) before the meeting, unless all shareholders entitled to be at that meeting waive such notice.

8.3.	Persons Entitled to be Present. The only persons entitled to attend a meeting of Shareholders shall be those entitled to vote thereat and the Chairperson of the Board, the President, the Secretary, the Directors, the scrutineer or scrutineers and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provisions of the Act or the By-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

8.4.	Deposit of Proxies. The Board may from time to time pass resolutions establishing regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of Shareholders is to be held and for particulars of such proxies to be sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations shall be valid and shall be counted. The chairperson of any meeting of Shareholders may, subject to any regulations made as aforesaid, in his or her discretion accept written communication as to the authority of anyone claiming to vote on behalf of and to represent a Shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such written communication accepted by the chairperson shall be valid and shall be counted.

8.5.	Chairperson and Secretary.

(1)	Subject to the provisions of this clause and of other related provisions hereto, the President, or in his or her absence a Vice-President who is a Director, shall preside as chairperson at each meeting of shareholders. In the event that the Chairperson of the Board (if any), the President and each Vice-President who is a Director

(a)	are not present at a meeting within 15 minutes after the time appointed for the holding of the meeting, or

(b)	are unable or refuse to preside as chairperson at such meeting,

the Shareholders present shall by a show of hands choose a person from their number to be the chairperson.

(2)	The Secretary shall be the secretary of any meeting of Shareholders but if the Secretary is not present the chairperson shall appoint some person who need not be a Shareholder to act as secretary of the meeting.

8.6.	Scrutineers. The chairperson of any meeting of Shareholders may appoint one or more persons to act as scrutineer or scrutineers at such meeting and in that capacity to report to the chairperson such information as to attendance, representation, voting and other matters at the meeting as the chairperson shall direct.

8.7.	Votes to Govern. At all meetings of shareholders every question shall, unless otherwise required by law, the Articles or the By-laws, be decided by the majority of the votes duly cast on the question, and in the case of an equality of votes, the chairperson presiding at the meeting (if he or she is a Shareholder entitled to vote at the meeting) shall both on a show of hands and on a ballot have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a Shareholder.

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8.8.	Voting.

(1)	At all meetings of Shareholders, every question submitted to the meeting shall be decided by a show of hands unless a ballot thereon is required by the chairperson or is demanded by any Shareholder present in person or represented by proxy and entitled to vote. Upon a show of hands every person present who is either a Shareholder entitled to vote or the duly appointed proxyholder of such a Shareholder shall have one vote. Subject to subsection (2), either before or after a vote by a show of hands has been taken upon any question the chairperson may require, or any Shareholder present in person or represented by proxy and entitled to vote may demand, a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the meeting. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

(2)	A vote is taken by ballot where the chairman of the meeting or a person holding or representing by proxy at least ten percent (10%) of the shares issued and carrying voting rights requests it. A ballot so required is held in the manner determined by the chairman of the meeting. Each Shareholder or proxyholder remits to the scrutineer a ballot on which he writes his name, the name of the Shareholder for whom he holds a proxy, the number of votes he holds and the manner in which he exercises his vote. The number of votes declared determines if a resolution is adopted or not. A request for a ballot may be withdrawn at any time before the ballot is held. The number of votes declared determines if a resolution is adopted or not.

(3)	Notwithstanding the provisions of subsection (1), any vote, except one held by ballot as described in subsection (2), may be held entirely by means of a telephonic, electronic or other communication facility that the Corporation makes available and a person participating in a meeting of Shareholders and entitled to vote at that meeting may vote by means of the telephonic, electronic or other communication facility provided for that purpose.

8.9.	Adjournment. The chairperson may with the consent of any meeting adjourn such meeting from time to time.

8.10.	Quorum.

(1)	At any meeting of Shareholders, the Shareholder or Shareholders present in person or represented by proxy and entitled to attend and vote at such meeting shall be a quorum for the choice of a chairperson (if required) and for the adjournment of the meeting. Subject to subsection (2), for all other purposes a quorum for any meeting of Shareholders (unless a greater number of Shareholders and/or a greater number of shares are required by the Act or by the Articles or By-laws) shall be two individuals present in person, each of whom is either a Shareholder entitled to attend and vote at such meeting or a proxyholder appointed by such a Shareholder, holding or representing by proxy not less than 50% plus one of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting while the requisite quorum is not present.

(2)	If the Corporation has only one Shareholder or only one Shareholder of any class or series of shares, the Shareholder present in person or represented by proxy constitutes a meeting.

9.	SHARES AND TRANSFERS

9.1.	Lien for Indebtedness. The Corporation has a lien on a share or shares registered in the name of a Shareholder or the Shareholder’s personal representative for a debt of that Shareholder to the Corporation and the right of the Corporation to the lien shall be noted conspicuously on every share certificate representing a share that has a lien. The Board may refuse to permit the registration of a transfer of any share or shares of the Corporation registered in the name of a Shareholder who is indebted to the Corporation.

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9.2.	Certificates. Share certificates for shares of the Corporation (and the form of stock transfer power on the reverse side thereof) shall (subject to compliance with the provisions of the Act) be in such form as the Board may from time to time by resolution approve. Unless otherwise provided by resolution of the Board, such certificates shall be signed manually by the Chairperson of the Board, the President or a Vice-President and the Secretary or an Assistant Secretary (if any) holding office at the time of signing and notwithstanding any change in the persons holding such offices between the time of actual signing and the issuance of any certificate and notwithstanding that the Chairperson of the Board, the President or Vice-President or Secretary or Assistant Secretary signing may not have held office at the date of the issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

9.3.	Registrar and Transfer Agent. The Corporation may from time to time, if authorized by resolution of the Board, appoint or remove

(a)	one or more registrars and transfer agents to keep a register of Shareholders and a register of transfers, and

(b)	one or more branch transfer agents to keep one or more branch registers of Shareholders and/or branch registers of transfers for the shares of the Corporation or any class thereof. Subject to compliance with the provisions of the Act, the Board may by resolution provide for the transfer and the registration of transfers of shares of the Corporation in one or more places and such registrar and transfer agents and/or branch transfer agents shall keep all necessary books and registers of the Corporation for the registration and transfer of such shares of the Corporation. All share certificates issued by the Corporation for shares for which a registrar and transfer agent and/or one or more branch transfer agents have been appointed as aforesaid shall be countersigned by or on behalf of one of the said registrars and transfer agents and/or branch transfer agents.

9.4.	Transfer of Shares. Subject to the provisions of the Act and subject to the restrictions on transfer (if any) set forth in the Articles and By-laws, shares of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate representing such shares properly endorsed or accompanied by a properly executed transfer.

9.5.	Defaced, Destroyed, Stolen or Lost Certificates. Where the owner of a share or shares of the Corporation claims that the certificate for such share or shares has been defaced, lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate if such owner:

(a)	so requests before the Corporation has notice that shares represented by the original certificate have been acquired by a purchaser for value without notice of an adverse claim;

(b)	furnishes the Corporation with an indemnity bond sufficient in the Corporation’s opinion to protect the Corporation and any transfer agent, branch transfer agent, registrar or other agent from any loss that it or they might suffer by complying with the request to issue a new share certificate; and

(c)	satisfies any other reasonable requirements imposed by the Corporation.

10.	RECORD DATES

10.1.	Effect of Record Date. In every case where a record date is fixed in respect of the payment of a dividend, the making of a liquidation distribution or the issue of warrants or other rights to subscribe for shares or other securities, only Shareholders of record at the record date shall be entitled to receive such dividend, liquidation distribution, warrants or other rights.

11.	CORPORATE RECORDS AND INFORMATION

11.1.	No Discovery of Information. Subject to the provisions of the Act, no Shareholder shall be entitled to, or to require discovery of, any information respecting any details or conduct of the Corporation’s business which in the opinion of the Board would be inexpedient or inadvisable in the interests of the Corporation to communicate to the public.

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11.2.	Conditions for Inspection. The Board may from time to time by resolution determine whether and to what extent and at what times and place and under what conditions or regulations the accounts and books of the Corporation or any of them shall be open to the inspection of Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Corporation, except as specifically provided for in this article or as otherwise provided for by statute or as authorized by resolution of the Board.

12.	NOTICES

12.1.	Method of Giving Notice. Any notice, communication or other document to be given by the Corporation to a Shareholder, Director, Officer, or auditor of the Corporation under any provision of the Act, the Articles or By-laws shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his or her latest address as shown in the records of the Corporation or its transfer agent or if mailed by prepaid ordinary mail or air mail in a sealed envelope addressed to him or her at his or her latest address as shown in the records of the Corporation or its transfer agent or if sent by any means of wire or wireless or any other form of transmitted or recorded communication. The Secretary may change the address on the records of the Corporation of any Shareholder in accordance with any information believed by him or her to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid. A notice, communication or document so mailed shall be deemed to have been given on the day it is deposited in a post office or public letterbox. A notice sent by any means of wire or wireless or any other form of transmitted or recorded communication shall be deemed to have been given when delivered to the appropriate communication corporation or agency or its representative for dispatch.

12.2.	Shares Registered in More than One Name. All notices or other documents with respect to any shares of the Corporation registered in the names of several persons as joint Shareholders shall be given to whichever of such persons is named first on the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

12.3.	Persons Becoming Entitled by Operation of Law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares of the Corporation shall be bound by every notice or other document in respect of such share or shares which, previous to his or her name and address being entered on the records of the Corporation, shall by duly given to the person or persons from whom he or she derives his or her title to such share or shares.

12.4.	Deceased Shareholder. Any notice or document delivered or sent by mail or left at the address of any Shareholder as such address appears on the records of the Corporation shall, notwithstanding that such Shareholder is then deceased and whether or not the Corporation has notice of his or her death, be deemed to have been duly given or served in respect of the shares whether held solely or jointly with other persons by such Shareholder until some other person is entered in his or her stead on the records of the Corporation as the holder or one of the joint holders thereof and such service of such notice shall for all purposes be deemed a sufficient service of such notice or document on his or her heirs, personal representatives, executors or administrators and on all persons, if any, interested with him or her in such shares.

12.5.	Signature to Notice. The signature to any notice to be given by the Corporation may be written, stamped, typewritten, printed or otherwise mechanically reproduced in whole or in part.

12.6.	Proof of Service. A certificate of the Chairperson of the Board, the President, a Vice-President, the Secretary or the Treasurer or of any other officer in office at the time of the making of the certificate or of a transfer officer or of any registrar and transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the delivery or mailing or service of any notice or other document to any Shareholder, Director, Officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every Shareholder, Director and Officer and on the auditor of the Corporation.

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12.7.	Computation of Time. Except as otherwise expressly provided in the Articles or By-laws, where a given number of days' notice or notice extending over any period is required to be given, the day of service or mailing of the notice shall be counted in such number of days or other period.

13.	EFFECTIVE DATE

13.1.	Coming Into Force. This By-law shall come into force upon, and only upon, being confirmed by the Shareholders entitled to vote thereon in accordance with the Act.

Adopted and approved by the Directors of the Corporation as of and confirmed by the voting Shareholders of the Corporation as of 6 May 2009, as evidenced by the signature of the Secretary endorsed below.

/s/ Trung Pham

Trung Pham

Secretary

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BY-LAW NO. 2

OF

RYSE INC.

(the "Corporation")

Borrowing By-Law

1.	POWER TO BORROW

1.1.	Without limiting the borrowing powers of the Corporation as set forth in the Canada Business Corporations Act, R.S.C. 1985, c. C-44 (the “Act”), but subject to the articles, the by-laws and any unanimous shareholders agreement, the directors of the Corporation may and are hereby authorized from time to time to:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, for such sums and at such prices as may be deemed expedient;

(c)	to the extent permitted by the Act, give directly or indirectly financial assistance to any persons by means of a loan, guaranteed on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person, or otherwise; and

(d)	charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired property and assets of the Corporation including, without limiting the generality of the foregoing, real and personal property, movable and immovable property, tangible and intangible assets, book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, note or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

1.2.	Nothing in this by-law limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2.	DIRECTORS’ COMMITTEE

2.1.	The directors of the Corporation may from time to time delegate to a committee of the directors of the Corporation, a director or an officer of the Corporation or any other person as may be designated by the directors of the Corporation all or any of the powers conferred on the directors of the Corporation by section 1 above or by the Act to such extent and in such manner as the directors of the Corporation may determine at the time of such delegation.

[The remainder of this page is intentionally left blank.]

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Adopted and approved by the directors of the Corporation and confirmed by the voting shareholders of the Corporatio 'as of 6 May 2009, as evidenced by the signature of the Secretary endorsed below.

/s/ Trung Pham

Trung Pham

Secretary

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